CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated January 5, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 33- 50203) of Dreyfus Global Bond Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
March 24, 2000